Filed pursuant to Rule 424(b)(5)

Registration No. 333-204159

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated June 10, 2016)

Up to 5,000,000 Shares of Common Stock

We are offering up to 5,000,000 shares of our common stock, par value $0.001 per share, directly to the investors in this offering at a price of $0.40 per share. In a concurrent private placement, we are also selling to investors a warrant to purchase 0.75 of a share of common stock for each share of common stock purchased for cash in this offering. The warrants will be exercisable beginning on the six-month anniversary of the date of issuance, at an exercise price of $0.45 per share and will expire on the five and a half year anniversary of the initial issuance date. The warrants and the common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The warrants and the common stock issuable upon the exercise of the warrants are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D Rule 506(c).

Our common stock is listed on The NASDAQ Capital Market under the symbol “SYRX.” On December 9, 2016, the closing price of our common stock as reported by The NASDAQ Capital Market was $0.43 per share. The aggregate market value of our outstanding voting common stock held by non-affiliates, based upon a closing sale price of our common stock on December 9, 2016 ($0.43) was $10,010,483. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of the aggregate market value of the voting and non-voting common equity in any 12 month period so long as our public float remains below $75 million.

We have retained H.C. Wainwright & Co., LLC to act as exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our Common Shares. The placement agent is not purchasing or selling any of our Common Shares offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus for more information on these risks.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.40	$2,000,000
Placement Agent’s fees (1)	$0.028	$140,000
Proceeds to us (before expenses) (2)	$0.372	$1,860,000

(1) We have agreed to pay the placement agent an aggregate cash placement fee equal to 7.0% of the gross proceeds in this offering from sales arranged by the placement agent. For additional information on the placement agent’s fees and expense reimbursement, see “Plan of Distribution” beginning on page S-13 of this prospectus supplement.

(2) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in the concurrent private placement.

We anticipate delivery of the shares will be made on or about December 15, 2016, subject to customary closing conditions.

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

The date of this prospectus supplement is December 12, 2016

 i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together and incorporated by reference.  We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement.  This prospectus supplement may add, update or change information contained in the accompanying prospectus.  To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.  You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision.  You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies.  All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company” or “Sysorex” refer to Sysorex Global and its subsidiaries.

 ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus supplement and any accompanying prospectus include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

 iii

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement and the accompanying prospectus and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Sysorex Global

Sysorex provides data analytics and location based solutions and services to commercial and government customers worldwide. We have developed a new kind of discovery platform that blends data from traditional software and network systems with the growing universe of mobile and Internet of Things (IoT). In doing so we have created a high velocity, secure and scalable platform that we believe allows our customers to evaluate their most complex business issues, and compete successfully in their respective markets. Our products are designed to help customers derive real time value by combining both the physical and digital worlds.

Our data analytics products integrate with our AirPatrol product line, which includes technology for enterprises, government agencies, developers, and services providers aimed at improving mobile security, improving information access and boosting application engagement by adding location-based delivery and management by collecting data from any wireless device in close proximity (Cellular, WiFi, BLE, RFID, etc.) and extending to any connected device in the Internet of Things (IoT) landscape. We believe our products can deliver critical information at the right time based on our integrated solutions allowing us to uniquely blend the real world and the digital world. We believe our AirPatrol product line is also well positioned for the Cyber Security market as a mobile device management and detection technology solution. We believe our location accuracy of less than 10-feet and ability to capture all RF frequencies is unmatched. Detecting rogue devices that could be a security threat to an enterprise or government agency and then providing accurate location of that device is an important security application for our customers. Our AirPatrol product line has two patents and several others pending worldwide.

Sysorex also provides supporting products and services including enterprise computing and storage, virtualization, business continuity, data migration; custom application development, networking and information technology business consulting services. These allow Sysorex to offer turnkey solutions when requested by customers.

Management is focused on transforming Sysorex from its legacy systems integration business to a data analytics products business providing turnkey solutions from collection of data to delivering insights from that data to our customers. We have successfully acquired certain technology/IP related to the IT industry and may complete additional strategic acquisitions in the future to expand our products and services. Management believes acquiring products/IP will add value to the Company and may allow us to command a higher market valuation or sales price should there be a sale or a spinoff. We are seeking opportunities with the following profiles:

●	Innovative and commercially proven technologies primarily in Big Data analytics, cyber-security, IoT, Cloud and mobile/bring your own device (“BYOD”).

●	Companies with proven technologies that are complementary to the Company’s overall strategy. We are looking at companies primarily in the United States. However, we may expand our search into other geographies such as India, Europe and beyond, if there are significant strategic and financial reasons to do so.

An important element of our mergers and acquisitions strategy is to acquire companies with complementary capabilities/technologies and an established customer base in each of the above categories. We believe that the customer base of each potential acquisition will also present an opportunity to cross-sell our existing solutions.

We intend to acquire these innovative technologies and established, reputable IT services companies, using restricted common stock, cash and debt financing in combinations appropriate for each potential acquisition.

S-1

Recent Events

On November 21, 2016, Sysorex Global (the “Company”), Sysorex Government Services, Inc., a wholly-owned subsidiary of the Company (the “Buyer”, and together with the Company, the “Buyer Parties”) Integrio Technologies, LLC, a Delaware limited liability company (“Seller”), and Emtec Federal, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Seller (“Seller Sub” and together with Seller, “Seller Parties”) complete a transaction whereby the Buyer acquired substantially all, with the exception of certain excluded assets described in that certain Asset Purchase Agreement, dated November 14, 2016, by and among the Buyer Parties and the Seller Parties as may be amended from time to time (the “Purchase Agreement”), of the business and assets of the Seller Parties (the “Assets”), and assumed certain specified liabilities (the “Acquisition”). The consideration to be paid for the Assets will include an aggregate of (A) $1,800,000 in cash, of which $1,400,000 minus the sum of certain amounts payable to the Seller Parties and not acquired by the Buyer and certain amounts payable to creditors of the Seller was paid at the Closing (as defined in the Purchase Agreement) (the “Closing Cash”) and $400,000 shall be paid in two (2) annual installments of $200,000 each on the respective anniversary dates of the Closing, subject to certain set offs and recoupment by Buyer; (B) 530,000 unregistered restricted shares of the Company’s voting common stock valued at $1.50 per share, which were issued to the persons designated by the Seller at the Closing; (C) the aggregate amount of certain specified assumed liabilities; and (D) up to an aggregate of $1,200,000 in earnout payments, of which up to $400,000 shall be payable to the Seller per year for the three years following the Closing. In connection with the Closing, on November 21, 2016, the Buyer Parties and the Seller Parties entered into a Subcontract Agreement Pending Novation (the “Subcontract Agreement”), pursuant to which the Buyer agreed to assume responsibility for the performance of all obligations under certain customer contracts and subcontracts identified in the Subcontract Agreement immediately upon Closing and the Seller Parties agreed to remit all payments received under those contracts to the Buyer until the assignment or novation of those contracts has been completed.

On November 21, 2016, the Company and its wholly-owned subsidiaries, Sysorex USA and Sysorex Government Services, Inc. (jointly and severally, the “Borrower”) satisfied the pre-funding conditions pursuant to that certain Pre-Funding Agreement, dated as of November 14, 2016 by and between the Borrower and GemCap Lending I, LLC, a Delaware limited liability company (the “Lender”). On the same day, the Lender disbursed an aggregate amount of $ 5,317,058.72 in accordance with that certain Loan and Security Agreement, dated as of November 14, 2016, by and between the Borrower and the Lender (the “Loan Agreement”). The proceeds were used to repay in full the Company’s existing indebtedness owed to Western Alliance Bank, as successor in interest to Bridge Bank, N.A. in an amount equal to approximately $4.2 million; pay the Closing Cash to the Buyer pursuant to the Purchase Agreement and certain expenses related to obtaining the revolving line of credit under the Loan Agreement.

On December 9, 2016, the Company and its wholly-owned subsidiaries, Sysorex USA and Sysorex Government Services, Inc. (jointly and severally, the “Borrower”) entered into that certain Amendment No. 1 to the Loan and Security Agreement and to the Agreement Schedule (the “Amendment”) by and between the Borrower and GemCap Lending I, LLC, a Delaware limited liability company (“Lender”). The Amendment amends that certain Loan and Security Agreement, dated as of November 14, 2016, by and between the Borrower and the Lender (the “Loan Agreement”) by making the following revisions: (i) providing additional availability for unbilled Accounts (as defined in the Loan Agreement) and (ii) waiver by Lender of Event of Default (as defined in the Loan Agreement) related to Borrower’s failure to deposit Collections (as defined in the Loan Agreement) of Accounts received in the account designated by Lender. The Loan Agreement otherwise remains in full force and effect without modification.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Herndon Virginia, Larkspur California, Honolulu Hawaii, Bellevue Washington, Beaverton Oregon, Carlsbad California, Encino California, Maple Lawn Maryland and Coquitlam, British Columbia. Our Internet website is www.sysorex.com. The information on, or that can be accessed through, our website is not part of this report, and you should not rely on any such information in making any investment decision relating to our common stock.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

S-2

The Offering

Common stock offered by us pursuant to this prospectus supplement	5,000,000 shares

Common stock to be outstanding immediately after the offering(1)	32,239,460 shares

Public offering price	$0.40

Use of proceeds	We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds.”

The NASDAQ Capital Market symbol	“SYRX”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page S-1 of the accompanying base prospectus.

Concurrent Private Placement	In a concurrent private placement, we are selling to the purchasers of shares of our common stock in this offering warrants to purchase 75% of the number of shares of our common stock purchased by such investors in this offering, or up to 3,750,000 warrants. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The warrants will be exercisable on the six month anniversary of the issuance date at an exercise price of $0.45 per share and will expire 5 and a half years from the date of issuance. The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction and Warrants” on page S-16 of this prospectus supplement.

(1) The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 27,239,460 shares of common stock outstanding as of December 9, 2016.  The number of outstanding shares excludes, as of December 9, 2016:

●	5,315,797 shares of our common stock issuable upon exercise of stock options under our 2011 Employee Stock Incentive Plan at a weighted average exercise price of $1.46 per share;

●	625,000 shares of common stock reserved for issuance upon the exercise of stock options granted outside of the 2011 Employee Stock Incentive Plan at a weighted average exercise price of $2.70;

●	561,262 shares of our common stock reserved for issuance under various outstanding warrant agreements at a weighted exercise price of $1.95 per share;

●	1,208,736 shares of our common stock reserved for future issuance under our 2011 Employee Stock Incentive Plan;

●	283,575 shares of common stock that have been accrued as compensation for the Lightminer acquisition;

●	126,500 shares of common stock that have been accrued as compensation for services;

●	530,000 shares issued since September 30, 2016; and

●	3,750,000 shares of common underlying the warrants to be issued in the concurrent private placement.

S-3

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the following risk factors, as well as the other information in this prospectus supplement and the accompanying prospectus. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment. Please also refer to the section above entitled “Disclosure Regarding Forward-Looking Statements” regarding forward-looking statements included herein.

Risks Related to Consolidated Operations

We have recently completed several acquisitions since 2013, including Lilien, Shoom, AirPatrol, LightMiner and Integrio, which may make it difficult for potential investors to evaluate our future consolidated business.

We completed the Lilien Acquisition on March 20, 2013, the Shoom Acquisition on September 6, 2013, the AirPatrol Acquisition on April 16, 2014 (Effective January 1, 2016, Shoom and AirPatrol were merged into Lilien, which changed its name to Sysorex USA), the LightMiner acquisition on April 24, 2015 and the Integrio acquisition on November 21, 2016. Our limited combined operating history makes it difficult for potential investors to evaluate our business or prospective operations or the merits of an investment in our securities. We are subject to the risks inherent in the financing, expenditures, complications and delays characteristic of a newly combined business. These risks are described below under the risk factor titled “Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.” In addition, while the former members of Lilien and Integrio, and the shareholders of Shoom and AirPatrol have indemnified the Company from any undisclosed liabilities there may not be adequate resources to cover such indemnity. Furthermore, there are risks that the vendors, suppliers and customers of these acquired entities may not renew their relationships for which there is no indemnification. Accordingly, our business and success faces risks from uncertainties inherent to developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including, but not limited to:

●	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in dilution to our existing stockholders;

●	we may find that the acquired company or technologies do not improve our market position as planned;

●	we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

●	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;

●	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

●	we may assume or be held liable for risks and liabilities (including environmental-related costs) as a result of our acquisitions, some of which we may not be able to discover during our due diligence investigation or adequately adjust for in our acquisition arrangements;

●	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	we may incur one-time write-offs or restructuring charges in connection with the acquisition;

●	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and

●	we may not be able to realize the cost savings or other financial benefits we anticipated.

S-4

We cannot assure you that we will successfully integrate or profitably manage any acquired business. In addition, we cannot assure you that, following any acquisition, our continued business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period. These factors could have a material adverse effect on our business, financial condition and operating results.

Our ability to successfully execute our business plan may require additional debt or equity financing, which may otherwise not be available on reasonable terms or at all.

As of September 30, 2016, we had $5 million of cash on hand. On November 21, 2016, the Company and its wholly-owned subsidiaries, Sysorex USA and Sysorex Government Services, Inc. (jointly and severally, the “Borrower”) satisfied the pre-funding conditions pursuant to that certain Pre-Funding Agreement, dated as of November 14, 2016 by and between the Borrower and GemCap Lending I, LLC, a Delaware limited liability company (the “Lender”). On the same day, the Lender disbursed an aggregate amount of $5,317,058.72 in accordance with that certain Loan and Security Agreement, dated as of November 14, 2016, by and between the Borrower and the Lender (the “Loan Agreement”). The proceeds were used to repay in full the Company’s existing indebtedness owed to Western Alliance Bank, as successor in interest to Bridge Bank, N.A. in an amount equal to approximately $4.2 million; pay the Closing Cash to the Buyer pursuant to the Purchase Agreement and certain expenses related to obtaining the revolving line of credit under the Loan Agreement. According to our business plan we may need additional debt or equity financing. Future financings through equity offerings by us will be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable to new investors than our current investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities. We may also issue incentive awards under employee equity incentive plans, which may have additional dilutive effects. We may also be required to recognize non-cash expenses in connection with certain securities we may issue in the future such as convertible notes and warrants, which would adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by factors, including the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may need to reduce our operations accordingly.

Failure to manage or protect growth may be detrimental to our business because our infrastructure may not be adequate for expansion.

The Lilien, Shoom, AirPatrol, LightMiner and Integrio acquisitions require a substantial expansion of the Company’s systems, workforce and facilities (Effective January 1, 2016, Shoom and AirPatrol were merged into Lilien, which changed its name to Sysorex USA). We may fail to adequately manage our anticipated future growth. The substantial growth in our operations as a result of the Lilien, Shoom, AirPatrol, LightMiner and Integrio acquisitions is expected to place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. For instance Lilien (n/k/a Sysorex USA)’s growth strategy includes broadening its service and product offerings, implementing an aggressive marketing plan and employing leading technologies. There can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

S-5

To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. The integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force. There can be no assurance that the Company would be able to accomplish such an expansion on a timely basis. If the Company is unable to affect any required expansion and is unable to perform its contracts on a timely and satisfactory basis, its reputation and eligibility to secure additional contracts in the future could be damaged. The failure to perform could also result in contract terminations and significant liability. Any such result would adversely affect the Company’s business and financial condition.

Our business could be adversely affected by the loss of certain vendor partner relationships and the availability of their products.

We purchase products for resale from vendor partners, which include OEMs, software publishers, and wholesale distributors. For the year ended December 31, 2015, approximately 78% of our revenue was from purchases from vendor partners as defined above. We are authorized by vendor partners to sell all or some of their products via direct marketing activities. Our authorization with each vendor partner is subject to specific terms and conditions regarding such things as sales channel restrictions, product return privileges, price protection policies and purchase discounts. In the event we were to lose one of our significant vendor partners, our business could be adversely affected.

We may not be able to successfully integrate the business and operations of entities that we have acquired or may acquire in the future into our ongoing business operations, which may result in our inability to fully realize the intended benefits of these acquisitions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position and/or results of operations.

We are in the process of integrating the operations of Lilien, AirPatrol, Shoom, LightMiner and Integrio into Sysorex, and this process involves complex operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations. Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the companies' operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures among the combined companies;

●	the diversion of management's attention from our ongoing core business operations;

●	increased exposure to certain governmental regulations and compliance requirements;

●	the potential loss of key personnel;

●	the potential loss of key customers or suppliers who choose not to do business with the combined business;

●	difficulties or delays in consolidating the acquired companies’ technology platforms, including implementing systems designed to continue to ensure that the Company maintains effective disclosure controls and procedures and internal control over financial reporting for the combined company and enable the Company to continue to comply with U.S. GAAP and applicable U.S. securities laws and regulations;

●	unanticipated costs and other assumed contingent liabilities;

●	difficulty comparing financial reports due to differing financial and/or internal reporting systems;

●	making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and/or

●	possible tax costs or inefficiencies associated with integrating the operations of the combined company.

S-6

These factors could cause us to not fully realize the anticipated financial and/or strategic benefits of the previous acquisitions and the recent reorganization, which could have a material adverse effect on our business, financial condition and/or results of operations.

Even if we are able to successfully operate the businesses of Lilien, Shoom, AirPatrol, LightMiner and Integrio within Sysorex, we may not be able to realize the revenue and other synergies and growth that we anticipate from the previous acquisitions and the recent reorganization in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of a number of risks, including, but not limited to:

●	the possibility that the acquisition may not further our business strategy as we expected;

●	the possibility that we may not be able to expand the reach and customer base for the acquired companies current and future products as expected;

●	the possibility that the carrying amounts of goodwill and other purchased intangible assets may not be recoverable; and

As a result of these risks, the acquisitions and integration may not contribute to our earnings as expected, we may not achieve expected revenue synergies or our return on invested capital targets when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of the acquisitions and the reorganization.

A significant portion of the purchase price for our acquisition of Lilien, Shoom, AirPatrol and LightMiner is allocated to goodwill and intangible assets that are subject to periodic impairment evaluations. An impairment loss could have a material adverse impact on our financial condition and results of operations.

The Company acquired $4.5 million of goodwill and $5.4 million of intangibles assets relating to our acquisition of Lilien, $1.2 million of goodwill and $2.8 million of intangibles assets relating to our acquisition of Shoom, $7.4 million of goodwill and $13.3 million of intangibles assets relating to our acquisition of AirPatrol and $3.5 million of intangible assets relating to our acquisition of LightMiner. As required by current accounting standards, we review intangible assets for impairment either annually or whenever changes in circumstances indicate that the carrying value may not be recoverable. The risk of impairment to goodwill is higher during the early years following an acquisition. This is because the fair values of these assets align very closely with what we paid to acquire the reporting units to which these assets are assigned. As a result, the difference between the carrying value of the reporting unit and its fair value (typically referred to as “headroom”) is smaller at the time of acquisition. Until this headroom grows over time, due to business growth or lower carrying value of the reporting unit, a relatively small decrease in reporting unit fair value can trigger impairment charges. When impairment charges are triggered, they tend to be material due to the size of the assets involved. Our business would be adversely affected, and impairment of goodwill could be triggered, if any of the following were to occur: higher attrition rates than planned as a result of the competitive environment or our inability to provide products and services that are competitive in the marketplace, lower-than-planned adoption rates by customers, higher-than-expected expense levels to provide services to clients, and changes in our business model that may impact one or more of these variables.

S-7

Our acquisitions may expose us to additional liabilities, and insurance and indemnification coverage may not fully protect us from these liabilities.

Upon completion of acquisitions, we may be exposed to unknown or contingent liabilities associated with the acquired entity, and if these liabilities exceed our estimates, our results of operations and financial condition may be materially and negatively affected.

The risks arising with respect to the historic business and operations of Lilien, Shoom, AirPatrol, LightMiner and Integrio may be different from what we anticipate, which could significantly increase the costs and decrease the benefits of the acquisition and materially and adversely affect our operations going forward.

Although we performed significant financial, legal, technological and business due diligence with respect to Lilien, Shoom, AirPatrol, LightMiner (which have been combined into Sysorex USA) and Integrio, we may not have appreciated, understood or fully anticipated the extent of the risks associated with the acquisitions. As mentioned above, we have secured indemnification for certain matters from the former equity holders of Lilien, Shoom, AirPatrol and Integrio in order to mitigate the consequences of breaches of representations, warranties and covenants under the merger agreements and the risks associated with historic operations, including those with respect to compliance with laws, accuracy of financial statements, financial reporting controls and procedures, tax matters and undisclosed liabilities, and certain matters known to us. We believe that the indemnification provisions of the merger agreements, together with the holdback escrow (in the case of AirPatrol, Shoom and LightMiner) and insurance policies that we and Lilien, Shoom and AirPatrol (which all merged into Sysorex USA) have in place will limit the economic consequences of the issues we have identified in our due diligence to acceptable levels. Notwithstanding our exercise of due diligence and risk mitigation strategies, the risks of the acquisition and the costs associated with these risks may be greater than we anticipate. We may not be able to contain or control the costs associated with unanticipated risks or liabilities, which could materially and adversely affect our business, liquidity, capital resources or results of operations.

Risks Related to This Offering

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industries in which we operate, our operations, business prospects or liquidity or this offering. During the period from January 1, 2014 to December 9, 2016, our common stock has fluctuated from a high of $6.50 per share to a low of $0.15 per share. In addition to the risk factors discussed in our periodic reports, in the accompanying prospectus and elsewhere in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings.

As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 5,000,000 shares of our common stock in this offering at the offering price of $0.40 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, you will experience immediate dilution of $0.79 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2016 after giving effect to this offering and the offering price. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

S-8

You may experience dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Sales of additional shares of our common stock, including by us or our directors, executive officers and stockholders that beneficially own 10% or more of our issued and outstanding common stock, following expiration or early release of the 90-day lock-up period, could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of common stock upon exercise of outstanding options, could adversely affect the price of our common stock. In connection with this offering and with certain exceptions, we and our directors, executive officers and stockholders that beneficially own 10% or more of our issued and outstanding common stock have entered into lock-up agreements for a period of 90 days following this offering (which period may be extended under certain circumstances). Under the terms of the lock-up agreement, we and our directors, executive officers and stockholders that beneficially own 10% or more of our issued and outstanding common stock may be released from the lock-up prior to the expiration of the lock-up period at the sole discretion of the underwriters. See “Underwriting.” Upon expiration or earlier release of the lock-up, we and our directors, executive officers and stockholders that beneficially own 10% or more of our issued and outstanding common stock may sell shares into the market, which could adversely affect the market price of shares of our common stock.

If we cannot meet Nasdaq’s continuing listing requirements and Nasdaq rules, Nasdaq may delist our securities, which could negatively affect our company, the price of our securities and your ability to sell our securities.

On April 8, 2014, our common stock approved for listing on (“NASDAQ”). On November 30, 2015, the Company received notification from (“NASDAQ”) stating that the Company did not comply with the minimum $1.00 bid price requirement for continued listing set forth in Listing Rule 5550(a)(2) (the “Rule”) and that it would have 180 days until May 31, 2016 to regain compliance. On June 1, 2016, NASDAQ provided the Company granted the Company an additional 180 days, or until November 28, 2016 to comply with this requirement. On November 29, 2016, the Company received notification (the “Staff Delisting Determination”) from NASDAQ that it has not regained compliance with the Rule and unless the Company appeals the Staff Delisting Determination, trading of the Company’s common stock will be suspended at the opening of business on December 8, 2016, and a Form 25-NSE will be filed with the SEC which will remove the Company’s securities from listing and registration on NASDAQ. The Company may, within seven calendar days of the date of the Staff Delisting Determination, request a written or oral hearing before a Hearings Panel to appeal the Staff Delisting Determination. The Company intends to appeal the Staff Delisting Determination to the Hearings Panel which will stay the suspension and delisting action pending the issuance of a written decision by the Hearings Panel. The Company intends to implement a reverse stock split, if necessary, to satisfy the requirements of the Rule. On November 8, 2016, the Company received stockholder approval to implement a reverse stock split at a ratio of between 1-for-5 and 1-for-15, for the purpose of regaining compliance with the Rule.

If we are unable to regain compliance with the Rule or otherwise satisfy the NASDAQ criteria for maintaining our listing, our common stock could be subject to delisting. Trading of our common stock would thereafter be conducted in the over-the-counter market or on the National Association of Securities Dealers Inc.’s “electronic bulletin board.” As a consequence of any such delisting, our shareholders would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of our common stock.

S-9

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses. We have not allocated specific amounts of the net proceeds from this offering for any specific purposes. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Our outstanding preferred stock and debentures may result in dilution to our stockholders.

On August 9, 2016, the Company entered into a Securities Purchase Agreement pursuant to which it issued and sold (i) an 8% Original Issue Discount Senior Convertible Debenture (the “Debenture”) in an aggregate principal amount of $5,700,000 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock (the “Preferred Stock”). Pursuant to their terms, if, at any time following the six month anniversary of the original issue date of the Debenture and/or the Preferred Stock or, in the event the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any shares of common stock or common stock equivalents at an effective price per share that is lower than the conversion price, then the conversion price of the Debenture and/or the Preferred Stock is reduced to equal the lower price. The conversion price for both the Debenture and the Preferred Stock has a floor $0.47 per share. To the extent that these anti-dilution provisions are triggered in the future, we would be required to reduce the exercise price of the Debenture and the Preferred Stock, which would have a dilutive effect on our stockholders. It also is possible that one or more warrant holders might object to our determination of any applicable anti-dilution adjustments. The offering of shares of common stock pursuant to this prospectus supplement and the accompanying prospectus and the warrants in the concurrent private placement will not trigger such anti-dilution provisions.

S-10

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agent fees but before paying offering expenses, will be approximately $1,860,000 assuming all offered shares are sold at the $0.40 public offering price per share.

We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses.

We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

S-11

DILUTION

Our net tangible book value as of September 30, 2016 was approximately ($14.0) million, or ($0.52) per share of our common stock. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on September 30, 2016. Assuming that we issue all of the shares of our common stock offered by us at the offering price of $0.40 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, our net tangible book value as of September 30, 2016 would have been approximately ($12.3) million, or ($0.39) per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.13 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.79 per share to new investors purchasing shares of our common stock in this offering.

We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the offering price per share of our common stock. The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per share		$0.40
Net tangible book value per share as of September 30, 2016	$(0.52)
Increase per share attributable to new investors	$0.13
Adjusted net book value per share after this offering		$(0.39)
Dilution in net tangible book value per share to new investors		$0.79

The following shares were not included in the above calculation as of December 9, 2016:

●	5,315,797 shares of our common stock issuable upon exercise of stock options under our 2011 Employee Stock Incentive Plan at a weighted average exercise price of $1.46 per share;

●	625,000 shares of common stock reserved for issuance upon the exercise of stock options granted outside of the 2011 Employee Stock Incentive Plan at a weighted average exercise price of $2.70;

●	561,262 shares of our common stock reserved for issuance under various outstanding warrant agreements at a weighted exercise price of $1.95 per share;

●	1,208,736 shares of our common stock reserved for future issuance under our 2011 Employee Stock Incentive Plan;

●	283,575 shares of common stock that have been accrued as compensation for the Lightminer acquisition;

● ●	126,500 shares of common stock that have been accrued as compensation for services; 530,000 shares issued since September 30, 2016; and

●	3,750,000 shares underlying the warrants to be issued in the concurrent private placement.

To the extent that the above issued options and warrants were exercised, the pro forma net tangible book value per share of our common stock after giving effect to this offering would be ($0.32) per share, and the dilution in net tangible book value per share to investors in this offering would be $0.72 per share.

S-12

PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded under the symbol “SYRX” on The NASDAQ Capital Market.  Prior to our initial public offering on April 8, 2014, our common stock was previously quoted on the OTC Pink market under the symbol “SYRX.” The following table sets forth the high and low sales prices following our listing on The NASDAQ Capital Market, and prior to such time, the historical high and low bid prices for our common stock for the periods indicated as reported by the OTC Markets. The bid quotations reported by the OTC Markets reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. All prices reflect the 1-for-2 reverse stock split effected on April 8, 2014.

Period	High	Low
Year Ending December 9, 2016
October 1, 2016 through December 9, 2016	$0.74	$0.16
July 1, 2016 through September 30, 2016	$0.56	$0.33
April 1, 2016 through June 30, 2016	$0.64	$0.29
January 1, 2016 through March 31, 2016	$0.69	$0.47

Year Ending December 31, 2015
October 1, 2015 through December 31, 2015	$1.30	$0.54
July 1, 2015 through September 30, 2015	$2.02	$1.00
April 1, 2015 through June 30, 2015	$3.07	$1.06
January 1, 2015 through March 31, 2015	$2.15	$1.08

Year Ended December 31, 2014
October 1, 2014 through December 31, 2014	$4.20	$0.98
July 1, 2014 through September 30, 2014	$4.45	$3.50
April 1, 2014 through June 30, 2014	$6.21	$3.44
January 1, 2014 through March 31, 2014	$6.50	$2.25

The last reported sale price of our common stock on The NASDAQ Capital Market on December 9, 2016 was $0.43.

Holders of Record

According to our transfer agent, as of December 12, 2016 we had approximately 531 shareholders of record. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name. Our stock transfer agent is Corporate Stock Transfer Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Dividends

We have not declared nor paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.  The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

S-13

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2016 on an actual basis and on an as-adjusted basis to give effect to the sale of the shares offered hereby (assuming net proceeds of approximately $1,735,000).

This table should be read in conjunction with “Use of Proceeds” and our audited and unaudited consolidated financial statements and related notes incorporated herein by reference.

	September 30, 2016
	As reported	As adjusted
	(unaudited)	(unaudited)
	(in thousands, except share and per share data)
Cash and cash equivalents	$505	$2,240

Stockholders' Equity:
Convertible Series 1 Preferred Stock - $1,000.00 stated value; 5,000,000 shares authorized; 2,250 and 0 issued and outstanding at September 30, 2016 and December 31, 2015, respectively. Liquidation preference of $2,250,000 and $0 at September 30, 2016 and December 31, 2015, respectively.	1,340	1,340
Common stock - $0.001 par value; 50,000,000 shares authorized; 26,948,288 and 25,309,863 issued and 26,709,460 and 25,071,035 outstanding at September 30, 2016 and December 31, 2015, respectively	$27	$32
Additional paid-in capital	62,174	63,904
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(45,548)	(45,548)
Total stockholders' equity	15,079	16,814
Total capitalization	$18,832	$20,567

S-14

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated December 10, 2016, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our shares of common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock or the private placement warrants, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into securities purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement, as well as the warrants offered in the concurrent private placement, on or about December 15, 2016, subject to customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7% of the gross proceeds of this offering. We will also pay the placement agent aggregate expenses of $75,000.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares of common stock offered hereby:

Per share placement agent fee	$0.028
Total	$140,000

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $125,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our common stock is listed on The Nasdaq Capital Market under the symbol "SYRX".

S-15

PRIVATE PLACEMENT TRANSACTION AND WARRANTS

Concurrently with the closing of the sale of shares of common stock in this offering, we also expect to issue and sell to the investors warrants to purchase an aggregate of 3,750,000 shares of our common stock, at an initial exercise price equal to $0.45 per share (the "Warrants").

Each Warrant shall be first exercisable on the six month anniversary of the issuance date and have a term of exercise equal to five and a half years (5 1/2) from the date on which first exercisable. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

In connection with a fundamental transaction the holder of the warrants shall be entitled to the Black Scholes value of the warrants

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

S-16

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp, LLP, Los Angeles, California.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2015, and for the year then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement and any accompanying prospectus. This prospectus supplement and the accompanying prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.sysorex.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement, or any accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30 2016, as amended on April 29, 2016;

●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 16, 2016, August 15, 2016 and November 16, 2016, respectively;

●	our Current Reports on Form 8-K filed with the SEC on November 18, 2016, November 28, 2016, December 2, 2016 and December 12, 2016 (two reports);

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 14, 2016; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offering  shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Sysorex Global, 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, Attn: Wendy Loundermon, Vice President of Finance and Secretary, 703-665-0585.

S-17

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $75,000,000 in any combination of common stock, preferred stock, warrants, and units.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SYRX.” On May 22, 2015, the closing price of our common stock as reported by the NASDAQ Capital Market was $1.97 per share. The aggregate market value of our outstanding voting common stock held by non-affiliates, based upon a closing sale price of our common stock on May 22, 2015 was $26,724,976. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of the aggregate market value of the voting and non-voting common equity in any 12 month period so long as our public float remains below $75 million.

As of May 22, 2015, the registration statement on Form S-1 (No. 333-198502), declared effective by the Securities and Exchange Commission on September 11, 2014, is available for use by the selling stockholders listed therein to offer up to 5,768,470 shares of common stock, including 139,584 shares of common stock issuable upon exercise of certain warrants. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders, except in connection with the exercise of the warrants.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company” or “Sysorex” refer to Sysorex Global Holdings Corp. and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Sysorex Global Holdings Corp.

Sysorex provides data analytics and location-based solutions and services to commercial and government customers worldwide. We have developed a new kind of discovery platform that blends data from traditional software and network systems with the growing universe of mobile and Internet-connected things. In doing so we have created a high velocity, secure and scalable platform that we believe allows our customers to evaluate their most complex business issues, and compete successfully in their respective markets. Our analytics products provide turnkey vertical solutions from ETL (extract, transfer, load) to BI (business intelligence) to the final visualization of the data. These solutions are available on-premise or in the Cloud.

Our data analytics products integrate with our AirPatrol product line, which includes technology for enterprises, government agencies, developers, and services providers aimed at improving mobile security, improving information access and boosting application engagement by adding location-based delivery and management by collecting data from any wireless device in close proximity (Cellular, WiFi, BLE, RFID, etc.) and extending to any connected device in the Internet of Things (IoT) landscape. We believe our products can deliver critical information at the right time based on our integrated solutions allowing us to uniquely blend the real world and the digital world. We believe our AirPatrol product line is also well positioned for the Cyber Security market as a mobile device management and detection technology solution. We believe our location accuracy of less than 10-feet and ability to capture all RF frequencies is unmatched. Detecting rogue devices that could be a security threat to an enterprise or government agency and then providing accurate location of that device is an important security application for our customers. Our AirPatrol product line has two patents and several others pending worldwide.

Sysorex also provides supporting products and services including enterprise computing and storage, virtualization, business continuity, data migration, custom application development, networking and information technology business consulting services. These allow Sysorex to offer turnkey solutions when requested by customers.

Sysorex’s core practice areas include:

●	Big Data – mining terabytes of data from disparate sources in real time

●	Advanced analytics

●	Location-based security and detection (ZoneDefense)

●	Location-based context aware marketing (ZoneAware)

●	Secure wireless networking

●	Enterprise IT as a service

●	Converged infrastructure

●	Cloud based applications and analytics for Media & Publishing

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-1267. Our subsidiaries maintain offices in Herndon Virginia, Larkspur California, Encino California, Carlsbad California, Maple Lawn Maryland and Coquitlam, British Columbia.  Our Internet website is www.sysorex.com.  The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making any investment decision relating to our common stock. Our common stock, par value $0.001 per share, is currently traded on The NASDAQ Capital Market under the ticker symbol “SYRX.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Sysorex in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have authorized 55,000,000 shares of capital stock, par value $0.001 per share, of which 50,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of May 22, 2015, we had 19,811,407 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SYRX”. On May 22, 2015, the last sale price of our common stock was $1.97 per share. The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. with an address at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Description of Warrants

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our preferred stock or common stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Anti-Takeover Effects of Certain Provisions of Nevada Law, Our Charter Documents and Bylaws

Our articles of incorporation, our bylaws and the Nevada Revised Statutes contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and Nevada Revised Statutes that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Filling Vacancies

Our bylaws establish that the board shall be authorized to fill any vacancies on the board arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies in the board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director.

 Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Our bylaws provide that the entire board of directors, or any individual director, may be removed from office at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling the stockholders to elect directors in place of those to be removed. Furthermore, according to our bylaws, no director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of directors authorized at the time of the directors’ most recent election were then being elected. Our bylaws also provide that when, by the provisions of our articles of incorporation, the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation give both the directors and the stockholders the power to adopt, alter or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, except that the board shall have no power to change the quorum for meetings of stockholders or of the board or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the board resulting from the removal  by  the  stockholders. Any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Nevada Statutory Provisions

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror’s statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter’s rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Richardson & Patel, LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.sysorex.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 27, 2015;

●	Our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2015;

●	Our Current Reports on Form 8-K filed with the SEC on January 30, 2015, February 5, 2015, April 21, 2015, April 30, 2015, and May 7, 2015; and

●	The description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offering  (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Sysorex Global Holdings Corp., 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, Attn: Interim Chief Financial Officer, 408-702-2167.

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

5,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Rodman & Renshaw

a unit of H.C. Wainwright & Co.

The date of this prospectus supplement is December 12, 2016